POWER OF ATTORNEY

We, the undersigned Trustees and officers of Northern Lights Fund Trust II (the “Trust”), hereby severally constitute and appoint KEVIN WOLF AND ALLYSON STEWART and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our name and in the capacities indicated below, the Registration Statement on Form N-14, relating to the proposed reorganization of the Hodges Fund, Hodges Small Cap Fund, Hodges Small Intrinsic Value Fund and Hodges Blue Chip Equity Income Fund, each a series of Professionally Managed Portfolios, into the Hodges Fund, Hodges Small Cap Fund, Hodges Small Intrinsic Value Fund and Hodges Blue Chip Equity Income Fund, respectively, each a series of the Trust, and any and all amendments (including pre-effective and post-effective amendments) to said Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, with the securities commissioner of any state, or with other regulatory authorities, granting unto them, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratify and confirm all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof. This power of attorney shall be governed by and construed in accordance with the laws of the State of Delaware. Furthermore, the execution of this power of attorney is not intended to, and does not revoke any prior powers of attorney granted by the undersigned.

The undersigned officers and Trustees hereby execute this Power of Attorney, which may be executed in multiple counterparts, all of which together shall constitute one original, as of the date set forth below.

Signature	Title	Date

/s/Brian Nielsen	Trustee & Chairman	June 5, 2023
Brian Nielsen

/s/Thomas Sarkany	Trustee	June 5, 2023
Thomas Sarkany

/s/Anthony Lewis	Trustee	June 5, 2023
Anthony Lewis

/s/Keith Rhoades	Trustee	June 5, 2023
Keith Rhoades

/s/Randy Skalla	Trustee	June 5, 2023
Randy Skalla

/s/Kevin Wolf	President and Principal Executive Officer	June 5, 2023
Kevin Wolf

/s/Erik Naviloff	Treasurer and Principal Financial Officer	June 5, 2023
Erik Naviloff